As filed with the Securities and Exchange Commission on April 2, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Express Scripts Holding Company

(formerly known as Aristotle Holding, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	45-2884094
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Express Way

St. Louis, MO 63121

(Address, including zip code, of registrant’s principal executive offices)

Express Scripts, Inc. 2011 Long-Term Incentive Plan

Express Scripts, Inc. Employee Stock Purchase Plan

Express Scripts, Inc. 2000 Long-Term Incentive Plan

Express Scripts, Inc. Executive Deferred Compensation Plan

Medco Health Solutions, Inc. 2002 Stock Incentive Plan

Accredo Health, Incorporated 2002 Long-Term Incentive Plan

(Full title of the Plan)

Keith J. Ebling, Esq.

Executive Vice President, General Counsel and Corporate Secretary

Express Scripts Holding Company

One Express Way

St. Louis, MO 63121

(314) 996-0900

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	114,025,964 shares(1)	$46.22 (4)	$5,270,540,634.18 (4)	$604,003.96 (4) (5)
Deferred Compensation Obligations (3)	$58,000,000	100%	$58,000,000	$6,646.80 (5)

(1)	This registration statement (the “Registration Statement”) registers the issuance of 30,000,000 shares of the Common Stock of Express Scripts Holding Company (the “Company” or the “Registrant”), par value $0.01 per share (the “Common Stock”), which are issuable pursuant to the Express Scripts, Inc. 2011 Long-Term Incentive Plan (the “Express Scripts 2011 LTIP”), 2,358,462 shares of Common Stock which are issuable pursuant to the Express Scripts, Inc. Employee Stock Purchase Plan (the “Express Scripts ESPP”), 12,187,905 shares of Common Stock which are issuable pursuant to the Express Scripts, Inc. 2000 Long-Term Incentive Plan (the “Express Scripts 2000 LTIP”), 5,893,208 shares of Common Stock which are issuable pursuant to the Express Scripts, Inc. Executive Deferred Compensation Plan (which consists of the Express Scripts, Inc. Amended and Restated Executive Deferred Compensation Plan and the Express Scripts, Inc. Executive Deferred Compensation Plan of 2005) (the “Express Scripts EDCP” and together with the Express Scripts 2011 LTIP, the Express Scripts ESPP, and the Express Scripts 2000 LTIP, the “Express Scripts Plans”), 62,327,535 shares of Common Stock which are issuable pursuant to the Medco Health Solutions, Inc. 2002 Stock Incentive Plan (the “Medco 2002 SIP”), and 1,258,854 shares of Common Stock which are issuable pursuant to the Accredo Health, Incorporated 2002 Long-Term Incentive Plan (the “Accredo 2002 LTIP” and together with the Medco 2002 SIP, the “Medco Plans”).
(2)	This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions of the Express Scripts Plans and the Medco Plans (collectively, the “Plans”).
(3)	This Registration Statement registers $58,000,000 of Deferred Compensation Obligations of the Registrant relating to the Express Scripts EDCP. The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Express Scripts EDCP.
(4)	Estimated pursuant to rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based upon: (a) with respect to 58,686,503 shares, the weighted average of the exercise price for certain outstanding stock options and stock appreciation rights granted under the Plans, and (b) with respect to the remaining 55,339,461 shares, the average of the high and low reported market prices of the Express Scripts, Inc. Common Stock on March 26, 2012.
(5)	Pursuant to Rule 457(p) under the Securities Act, the currently due registration fee for this Registration Statement, $610,650.76, is being offset with the unused registration fee of $209,397.96 that was previously paid in connection with Express Scripts, Inc.’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 27, 2011 (Registration No. 333-174585).

EXPLANATORY NOTE

Pursuant to an Agreement and Plan of Merger, dated as of July 20, 2011, as amended on November 7, 2011 (the “Merger Agreement”), by and among Express Scripts, Inc. (“Express Scripts”), Medco Health Solutions, Inc. (“Medco”), Aristotle Holding, Inc. (“Aristotle Holding”), Aristotle Merger Sub, Inc., and Plato Merger Sub, Inc., Express Scripts formed a new company, Aristotle Holding, with two subsidiaries, Aristotle Merger Sub, Inc. and Plato Merger Sub, Inc. On April 2, 2012, Aristotle Merger Sub, Inc. was merged with and into Express Scripts and Plato Merger Sub, Inc. was merged with and into Medco. As a result, Express Scripts and Medco each became a wholly-owned subsidiary of Aristotle Holding, which was renamed Express Scripts Holding Company (the “Company” or the “Registrant”). Pursuant to the Merger Agreement, the Registrant assumed the obligations of Express Scripts and Medco under the plans set forth on the cover page of this registration statement (“Registration Statement”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents of the Registrant, Express Scripts under File No. 0-20199, and Medco under File No. 1-31312 (except for the portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Securities and Exchange Commission (“Commission”) which are deemed not to be incorporated by reference into this Registration Statement):

1.	The Registrant’s Current Report on Form 8-K filed with the Commission on April 2, 2012.

2.	Express Scripts’ Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed February 22, 2012, as amended by Express Scripts’ Form 10-K/A, as filed April 2, 2012.

3.	Express Scripts’ Current Reports on Form 8-K filed February 10, 2012, February 13, 2012, February 29, 2012, March 12, 2012, and March 28, 2012.

4.	Medco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed February 21, 2012, as amended by Medco’s Form 10-K/A, as filed April 2, 2012.

5.	Medco’s Current Reports on Form 8-K filed February 3, 2012, February 13, 2012 (Film No. 12595138), February 13, 2012 (Film No. 12595139), March 12, 2012, March 23, 2012, and March 28, 2012.

6.	The description of Registrant’s Common Stock, par value $0.01 per share (the “Common Stock”), which is contained in the Registration Statement on Form S-4, as amended (Reg. No. 333-177187), under the heading “Description of New Express Scripts Capital Stock,” including any amendments or reports filed for purposes of updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration Statement (except for the portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof or otherwise not filed with the Commission which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 4.	Description of Securities.

The shares of the Registrant’s Common Stock to be offered are registered under Section 12 of the Exchange Act.

The following description of the Deferred Compensation Obligations (the “Obligations”) registered hereunder is qualified by reference to the Express Scripts, Inc. Executive Deferred Compensation Plan (which consists of the Express Scripts, Inc. Amended and Restated Executive Deferred Compensation Plan and the Express Scripts, Inc. Executive Deferred Compensation Plan of 2005) (the “Express Scripts EDCP”). A copy of the Express Scripts EDCP is filed as Exhibits 4.8 and 4.9 to this Registration Statement.

The Obligations will be unsecured general obligations of the Registrant to pay the deferred compensation of and Registrant contributions to eligible senior executives and vice-president level executives of the Registrant and its divisions, subsidiaries and affiliates in the future in accordance with the terms of the Express Scripts EDCP. The Obligations will rank equally with other unsecured and unsubordinated indebtedness of the Registrant from time to time outstanding.

The amount of compensation to be deferred by each Express Scripts EDCP participant will be determined in accordance with the Express Scripts EDCP based on elections by the participant. The Registrant will establish compensation account(s) on behalf of each participant, to which the Registrant will credit any deferred compensation and Registrant contributions in accordance with the Express Scripts EDCP. The compensation account(s) will be credited (or debited) with income (or loss) based upon a hypothetical investment in one or more of the investment options available under the Express Scripts EDCP, which includes a hypothetical investment in Common Stock of the Registrant as well as one or more mutual funds, as chosen by each participant from a list of such investment options. A participant’s deferred compensation will vest immediately; while the Registrant’s contributions vest in varying percentages over a three year period in accordance with the Express Scripts EDCP. Except for amounts invested in the Common Stock fund, each compensation account will be payable in cash upon the participant’s retirement, termination, death or other date(s) determined in accordance with the Express Scripts EDCP. Amounts in a participant’s compensation account(s) invested in the Common Stock fund will be distributed in the form of whole shares of Common Stock, with fractional shares paid in cash.

Participants and their beneficiaries may not voluntarily or involuntarily transfer, alienate or assign their interests under the Express Scripts EDCP, and such interests are not subject to attachment, execution, garnishment or other such equitable or legal process.

The Committee of the Registrant’s Board of Directors administering the Express Scripts EDCP may amend, alter or terminate the Express Scripts EDCP at any time without the prior approval of the Board of Directors; provided that, without the Board’s approval, no amendment, modification or termination may materially increase the benefits accruing to participants under the Express Scripts EDCP.

Item 5.	Interests of Named Experts and Counsel.

The validity of the shares of the Company’s Common Stock and Obligations offered hereby have been passed upon by Keith J. Ebling, Esq., Executive Vice President, General Counsel and Corporate Secretary of the Company, whose opinion is contained in Exhibit 5.1. Mr. Ebling is paid a salary and bonus by the Company, participates in certain employee benefit plans of the Company, including the Express Scripts EDCP, and beneficially owns shares of Common Stock, restricted shares of Common Stock, options to purchase shares of Common Stock, performance shares, and stock appreciation rights.

Item 6.	Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision does not limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the General Corporation Law of the State of Delaware (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses as the court deems proper. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her in connection with such proceeding. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person who is or was a director or officer of the Registrant and the heirs, executors and administrators of such a person.

The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to serve at the request of the Registrant as a director or officer of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as a director or officer of another corporation or other enterprise, against expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by the indemnitee, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Additionally, the Registrant shall pay, in advance of a final disposition, expenses (including attorneys’ fees) incurred by a director or officer in defending any such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified.

In the case of an action or suit by or in the right of the Registrant to procure a judgment in its favor (i) the indemnification provided by the amended and restated bylaws shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless a court shall determine that, despite the adjudication of liability, such person is entitled to be indemnified.

The board of the Registrant may authorize the Registrant’s counsel to represent a director or officer, in any action, suit or proceeding, whether or not the Registrant is a party to such action, suit or proceeding. To the extent that any director or officer is, by reason of his or her corporate status, a witness or otherwise participates in any action, suit or proceeding at a time when such person is not a party in the action, suit or proceeding, the Registrant shall indemnify such person against all expenses (including attorneys’ fees) actually and reasonably incurred by such person or on his or her behalf in connection therewith.

Where the indemnification provided for in the amended and restated bylaws of the Registrant is held by a court to be unavailable to a director or officer in whole or in part, the Registrant may contribute to the payment of such director’s or officer’s costs, charges and expenses (including attorneys’ fees) and amounts paid in settlement with respect to any action, suit or proceeding under certain circumstances set forth in the amended and restated bylaws.

If the DGCL is amended to expand further the indemnification permitted to directors or officers, then the Registrant shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

The indemnification provided by the amended and restated bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Additionally, the Registrant anticipates that it will enter into separate indemnification agreements with each of its directors and certain executive officers (including the Registrant’s named executive officers), pursuant to which the Registrant agrees to provide certain indemnification rights to such officers and directors in exchange for their continued service to the Registrant. Under these agreements, the Registrant anticipates that it will agree, among other things, to indemnify such officers and directors to the fullest extent permitted by the DGCL, subject to certain limitations.

The indemnification agreements provide that the indemnified party will be entitled to the indemnification rights described in the following sentence if the indemnified party is a party or is threatened to be made a party to any proceeding (other than an action by or in the name of the Registrant) by reason of the fact that the indemnified party is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent or fiduciary of any other entity. The indemnified party will be indemnified against all costs, judgments, expenses actually and reasonably incurred by the indemnified party in connection with such proceeding, if the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The indemnification agreements provide that the indemnified party will be entitled to the indemnification rights described in the following sentence provided that the indemnified party was or is a party or is threatened to be made a party to any proceeding brought by or in the name of the Registrant by reason of the fact that the indemnified party is or was a director, officer, employee or agent or fiduciary of the Registrant, or by reason of anything done or not done by the indemnified party in any such capacity. The indemnified party will be indemnified against all costs, judgments, and expenses actually and reasonably incurred by indemnified party in connection with such proceeding if the indemnified party acted in good faith and in a manner the indemnified party reasonably believed to be in or not opposed to the best interests of the Registrant; provided, that no such indemnification will be made in respect of any claim as to which the DGCL expressly prohibits such indemnification unless the Court of Chancery of the State of Delaware or the court in which such suit is brought determines that the indemnified party is entitled to indemnification.

The Registrant will pay expenses incurred by the indemnified party in advance of the final disposition of any proceeding, subject to the receipt of an undertaking by the indemnified party to reimburse such amounts if it is determined that the indemnified party is not entitled to be indemnified against such expenses.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Index is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on this 2nd day of April, 2012.

EXPRESS SCRIPTS HOLDING COMPANY

By:	/s/ George Paz
George Paz, President
Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints George Paz, Jeffrey Hall and Keith J. Ebling and each of them (with full power to each of them to act alone), his or her true and lawful attorneys in fact and agents, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Paz George Paz	President, Chief Executive Officer and Chairman	April 2, 2012

/s/ Jeffrey Hall Jeffrey Hall	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 2, 2012

/s/ Kelley Elliott Kelley Elliott	Vice President, Controller, Chief Accounting Officer and Controller (Principal Accounting Officer)	April 2, 2012

/s/ Gary G. Benanav Gary G. Benanav	Director	April 2, 2012

/s/ Maura C. Breen Maura C. Breen	Director	April 2, 2012

1

Signature	Title	Date
/s/ William J. DeLaney William J. DeLaney	Director	April 2, 2012

/s/ Nicholas J. LaHowchic Nicholas J. LaHowchic	Director	April 2, 2012

/s/ Thomas P. Mac Mahon Thomas P. Mac Mahon	Director	April 2, 2012

/s/ Frank Mergenthaler Frank Mergenthaler	Director	April 2, 2012

/s/ Woodrow A. Myers, Jr. Woodrow A. Myers, Jr.	Director	April 2, 2012

/s/ John O. Parker, Jr. John O. Parker, Jr.	Director	April 2, 2012

/s/ Samuel K. Skinner Samuel K. Skinner	Director	April 2, 2012

/s/ Myrtle S. Potter Myrtle S. Potter	Director	April 2, 2012

/s/ William L. Roper William L. Roper, MD, MPH	Director	April 2, 2012

/s/ Seymour Sternberg Seymour Sternberg	Director	April 2, 2012

2

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 2, 2012.

4.2	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed April 2, 2012.

4.3	Express Scripts, Inc. 2011 Long-Term Incentive Plan, incorporated by reference to Appendix B to Express Scripts’ proxy statement for its 2011 annual meeting of stockholders, filed on Schedule 14A on March 21, 2011 (File No. 0-20199).

4.4	Amended and Restated Express Scripts, Inc. Employee Stock Purchase Plan, incorporated by reference to Exhibit A to Express Scripts’ Proxy Statement filed April 14, 2008 (File No. 0-20199).

4.5	Amended and Restated Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.1 to Express Scripts’ Quarterly Report on Form 10-Q for the quarter ending June 30, 2001 (File No. 0-20199).

4.6	Second Amendment to the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit No. 10.27 to Express Scripts’ Annual Report on Form 10-K for the year ending December 31, 2001 (File No. 0-20199).

4.7	Third Amendment to the Express Scripts, Inc. 2000 Long-Term Incentive Plan, incorporated by reference to Exhibit A to Express Scripts’ Proxy Statement filed April 18, 2006 (File No. 0-20199).

4.8	Express Scripts, Inc. Amended and Restated Executive Deferred Compensation Plan (effective December 31, 2004 and grandfathered for the purposes of Section 409A of the Code), incorporated by reference to Exhibit No. 10.1 to Express Scripts’ Current Report on Form 8-K filed May 25, 2007 (File No. 0-20199).

4.9	Express Scripts, Inc. Executive Deferred Compensation Plan of 2005, incorporated by reference to Exhibit No. 10.2 to Express Scripts’ Current Report on Form 8-K filed May 25, 2007 (File No. 0-20199).

4.10	Medco Health Solutions, Inc. 2002 Stock Incentive Plan, as amended and restated as of May 24, 2011, incorporated by reference to Exhibit 10.2 to Medco’s Current Report on Form 8-K filed on May 26, 2011 (File No. 1-31312).

4.11	Accredo Health, Incorporated 2002 Long-Term Incentive Plan. Incorporated by reference to Exhibit 10.3 of Medco’s Current Report on Form 8-K filed August 24, 2005 (File No. 1-31312).

5.1	Opinion of Keith J. Ebling, Esq., Executive Vice President, General Counsel and Corporate Secretary.

23.1	Consent of PricewaterhouseCoopers LLP, independent accountants for Medco Health Solutions, Inc.

23.2	Consent of PricewaterhouseCoopers LLP, independent accountants for Express Scripts, Inc.

23.3	Consent of Keith J. Ebling, Esq. (included in Exhibit 5.1)

24	Power of Attorney (included in Signature Page)